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                                                                    EXHIBIT 23.3


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent petroleum consultants, we hereby consent to the inclusion of our report dated July 1, 1999, on the estimates of the net proved natural gas reserves of Pennaco Energy, Inc. and the their present values, as of July 1, 1999, in this registration statement and the prospectus incorporated therein, and all references to our firm therein.


                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS

Denver, Colorado
September 2, 1999